EXHIBIT 99.2

UNANIMOUS WRITTEN CONSENT TO ACTION OF BOARD OF DIRECTORS OF

WOLVERINE HOLDING CORP., A DELAWARE CORPORATION,

TAKEN WITHOUT A MEETING

Pursuant to the Delaware General Corporation Law, and the articles of incorporation and bylaws of Wolverine Holding Corp., a Delaware corporation (the “Corporation”), the undersigned individual, being the sole member of the Board of Directors of the Corporation (the “Board”), hereby adopts, approves, confirms and ratifies the following recitals and resolutions:

1.

Authorization Of The Name Change Of The Corporation To “Mobility Plus Medical Equipment, Inc.” And Increase In Authorized Capital Of The Corporation.

WHEREAS, the Board desires to amend the articles of incorporation of the Corporation in order to change its name to “Mobility Plus Medical Equipment, Inc.” (the “Name Change”) and to increase its authorized capital to 750,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock (the “Increase in Authorized Capital”);

WHEREAS, the Board and the holder of the majority of the shares of the Corporation deems it advisable and in the best interests of the Corporation and its shareholders that the Corporation amend its articles of incorporation in order to change its name to “Mobility Plus Medical Equipment, Inc.” and to effectuate the Increase In Authorized Capital (the “Amended Certificate);

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby authorizes and approves the Amended Certificate in its entirety substantially in the form attached hereto as Exhibit “A” and expressly authorizes the President of the Corporation to file the Certificate of Incorporation with the Secretary of State of the State of Delaware;

RESOLVED, FURTHER, that the Board hereby authorizes and approves the Name Change and the Increase in Authorized Capital.

2.

Other Filings And Actions.

RESOLVED, that each officer of the Corporation is hereby authorized and directed to make such filings and applications to execute and deliver such documents and instruments and to do such acts and things as he or she deems necessary in order to obtain such authorizations and approvals as are necessary or desirable for the Corporation’s business and to implement the above-described authorizations and transactions.

UNANIMOUS WRITTEN CONSENT TO ACTION OF THE BOARD OF DIRECTORS OF

WOLVERINE HOLDING CORP., A DELAWARE CORPORATION, TAKEN WITHOUT A MEETING

This Unanimous Written Consent to Action of the Board of Directors Taken Without a Meeting shall be effective for all purposes as of January 22, 2015.

/s/ Pedram Naimi

Pedram Naimi

Sole Director

UNANIMOUS WRITTEN CONSENT TO ACTION OF THE BOARD OF DIRECTORS OF

WOLVERINE HOLDING CORP., A DELAWARE CORPORATION, TAKEN WITHOUT A MEETING